EXHIBIT 10.13.2

Form of Lock-Up Agreement [Holders of less than 10%]

October __, 2013

Committed Capital Acquisition Corporation

712 Fifth Avenue

New York, NY 10019

Re: Committed Capital Acquisition Corporation - Offering of Common Stock

Dear Sirs:

The undersigned understands that Committed Capital Acquisition Corporation, a Delaware corporation (“CCAC”) and CCAC Acquisition Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CCAC (the “Merger Sub”), will be entering into an Agreement and Plan of Merger (as the same may be amended and restated from time to time, the “Merger Agreement”), with The ONE Group, LLC (“TOG”) pursuant to which Merger Sub will merge with and into TOG (the “Merger”), and, in connection therewith, the undersigned will receive shares of CCAC’s common stock, par value $0.001 per share (the “Common Stock”). The undersigned also understands that the CCAC is seeking to effectuate a private offering of Five Million (5,000,000) shares of Common Stock that will be consummated concurrent with the closing of the Merger (the “Private Offering”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

In order to facilitate the transactions contemplated by the Merger Agreement, the undersigned hereby agrees that for the longer of (i) six (6) months following the consummation of the Merger (the “Closing Date”) or (ii) 90 days from the effective date of the resale registration statement (the “Private Offering RS”) that CCAC is required to file with the Securities and Exchange Commission per the terms of the Private Offering (the “Lock-Up Period”); the undersigned will not, without the prior written consent of CCAC, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

If (i) CCAC issues an earnings release or material news or a material event relating to CCAC occurs during the last seventeen (17) days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, CCAC announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Beneficially Owned Shares (i) as bona fide gifts; (ii) to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) by operation of law, by will or by intestate succession; or (iv) as distributions to members, partners or stockholders of the undersigned; provided that in the case of any transfers or distributions pursuant to clauses (i) through (iv) of this paragraph, each donee, pledgee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this lock-up agreement. For purposes of this Lock-Up Agreement, the term “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Further, nothing contained herein shall prevent the undersigned from exercising any stock option or warrant granted to the undersigned, provided that no sale of the undersigned’s shares shall occur until the expiration of the Lock-Up Period.

Anything contained herein to the contrary notwithstanding, (i) in no event will the Lock-Up Period exceed a period of one year from the Closing Date and (ii) any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Lock-Up Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the Lock-Up Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop -transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares. Furthermore, the undersigned acknowledges that (i) CCAC is seeking to include the undersigned’s Common Stock in the Private Offering RS, subject to cut-back in certain events and (ii) any request to be released from the disposition restrictions set forth herein will require the prior written approval of both the Board of Directors of CCAC and Jefferies LLC, the placement agent for the Private Offering.

It is understood that if the Merger is not consummated on or before October 24, 2013, this Lock-Up Agreement shall terminate and be of no further force or effect.

FOR EXECUTION BY AN INDIVIDUAL:

By:

Name:

FOR EXECUTION BY AN ENTITY:

Print Name of Entity:

By:

Name:

Title: